Exhibit 23



                          INDEPENDENT AUDITORS' CONSENT



WOW Entertainment, Inc.
(formerly American Gaming & Entertainment, Ltd.)
Indianapolis, Indiana


We consent to the incorporation by reference in the Current Report of WOW Entertainment, Inc. on Form 8-K/A of our report dated March 17, 2000, appearing in this Current Report on Form 8-K/A of WOW Entertainment, Inc. dated November 17, 2000.





/s/ MINTZ ROSENFELD & COMPANY LLC

Fairfield, New Jersey
November 16, 2000